UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) January 11, 2001
                                                          ------------------



                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)


            Delaware                 0-15587             52-0991911
    ----------------------------     -------         ------------------------
    (State or Other Jurisdiction    (Commission      I.R.S. Employer ID Number
        of Incorporation or         File Number)
           Organization)


                11019 McCormick Road, Hunt Valley, Maryland 21031
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


         Registrant's telephone number, including area code 410/584-7000
                                                            ------------

Item 5.  Other Events.

On January 11, 2001, EA Engineering, Science, and Technology, Inc. (the "Company")issued the following press release:

                  EA Engineering, Science, and Technology, Inc.
                       Reports First Quarter 2001 Results

Contacts:         Melissa L. Kunkel, Director of Marketing and Communications
                  Tel. (410) 527-2442   FAX:  (410) 771-9148
                  World Wide Web Site:  http://www.eaest.com

For Release:      Immediately upon receipt

BALTIMORE,   MARYLAND,   January  11,  2001...  EA  Engineering,   Science,  and
Technology, Inc. (NASDAQ: EACO) today reported positive earnings for the first fiscal quarter ended November 30, 2000.

Net revenues for the fiscal 2001 first quarter were $8,493,100, compared to $8,702,100 for the comparable period in fiscal 2000. The Company attributed slightly lower net revenue to higher subcontractor costs for the quarter versus the same period the prior year. Net income for the fiscal 2001 first quarter was $103,300, or $0.02 per share, compared to net income of $228,300, or $0.04 per share in the fiscal 2000 first quarter. New orders remained strong at $15.5 million for the fiscal 2001 first quarter, an increase of more than 20% from the fiscal 2000 comparable period.

Loren D. Jensen, EA's President and Chief Executive Officer said, "We are pleased and encouraged by the positive results we are reporting today. The successes we've achieved in the first quarter are indication that our growth strategy is on track. Our regional sales and marketing efforts continue to focus on target clients and opportunities; the effect of which was a 20 percent increase in new orders for the quarter."

Barbara L. Posner, EA's Chief Operating Officer and Chief Financial Officer, added, "Although a year to year comparison of quarterly earnings shows net income is slightly lower, our successful management of operating costs enabled us to report positive results on lower net revenue and higher interest expense. We have been successful in implementing our operating cost reduction efforts, particularly at the Corporate level, over the past year, and these reductions are now starting to take effect. We anticipate that continued operating cost reductions and aggressive execution of our growth strategy will provide for continued improvements in both top and bottom-line performance."

During the quarter the Company was notified by the U.S. Army Corps of Engineers, Kansas City District, that it has been selected for award of two contracts, each valued at approximately $25 million. One contract is for long term remedial action services at National Priority List sites in EPA Region II. The other contract is for long-term operations and maintenance services at Department of Defense facilities in EPA Region VII. The Company received an indefinite quantity environmental engineering services contract with the Dormitory Authority of the State of New York, its second contract with the agency. The Company also received several strategically significant new orders, including a contract with the South Florida Water Management District valued at nearly $1 million, to conduct a dredging demonstration project in support of a feasibility study for Lake Okeechobee.

Commenting on the growth in new orders, Dr. Jensen stated, "This represents the fifth consecutive quarter in which we are reporting a year-over-year increase in contract bookings, another indication that our aggressive regional marketing strategy is working. New orders this quarter reflected our increasing response to clients' needs in the areas of water, wastewater, and natural resources. We believe that these awards demonstrate our success in redirecting the Company's energy and efforts into those areas of technical expertise where we are recognized for our excellence by both existing and new clients, in both the private and the government sectors."

EA Engineering, Science, and Technology, Inc., is a publicly held consulting firm specializing in water resource issues, strategic environmental management, and regulatory compliance solutions. EA has developed a uniquely integrated and broadly diversified scientific, technological and engineering approach to identifying, understanding, and solving the complex environmental and health and safety issues of it's clients. Through a network of more than 20 offices, EA provides its serves to federal and state governmental agencies, and a broad spectrum of commercial and industrial clientele, both in the United States and abroad.

Certain of the statements contained in this news release are forward-looking statements that involve risks and uncertainties, such as those related to the Company's contracts and other business risks, including general economic conditions, the effects of the Company's restructuring, and industry-wide market factors, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.

The Company's results of operations are also affected by significant competition in the industry, including a very competitive requirement for successful bidding and solicitation of contracts. As such, operating results for the reporting period are not necessarily indicative of the results that may be expected for any subsequent periods.

                                      # # #

                            [Financial Table Follows]

         EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC. AND SUBSIDIARIES
                                OPERATING RESULTS

                                                  First Quarter Ended
                                                      November 30,
                                              ----------------------------
                                                 2000            1999
                                              ------------    ------------

Total Revenue                                 $ 14,713,600    $ 14,808,600
     Less subcontractor costs                   (4,742,000)     (4,581,500)
     Less other project costs                   (1,478,500)     (1,525,000)
                                              ------------    ------------

Net revenue                                   $  8,493,100    $  8,702,100

Cost and operating expense:
     Direct Salaries and Other Operating      $  6,686,100    $  6,635,200
     Sales, general, and administrative          1,545,800       1,639,000
                                              ------------    ------------

     Total costs and operating expense        $  8,231,900    $  8,274,200

Income from operations                        $    261,200    $    427,900

Other income and expense:
     Interest expense                             (108,600)        (73,100)
     Interest income                          $     19,700    $     26,300
                                              ------------    ------------
     Other income and expense, net            ($    88,900)   ($    46,800)

Income before income taxes                    $    172,300    $    381,100

Provision for income taxes                    $     69,000    $    152,800
                                              ------------    ------------

Net income                                    $    103,300    $    228,300
                                              ============    ============

Basic EPS                                     $       0.02    $       0.04
Diluted EPS                                   $       0.02    $       0.04

Weighted average shares outstanding              5,900,100       6,322,400
Diluted weighted average shares outstanding      5,901,900       6,322,400

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EA Engineering, Science, and Technology, Inc.
                                   Registrant

Date:           January 12, 2001               By:  /s/ Barbara L. Posner
       ---------------------------------        -----------------------------
                                                 Barbara L. Posner
                                                 Chief Financial Officer
                                                 Chief Operating Officer